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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Managers Series, Inc.:
          RiverSource Aggressive Growth Fund
          RiverSource Fundamental Growth Fund
          RiverSource Fundamental Value Fund
          RiverSource Select Value Fund
          RiverSource Small Cap Equity Fund
          RiverSource Small Cap Value Fund
          RiverSource Value Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                      /s/   KPMG LLP
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                                            KPMG LLP


Minneapolis, Minnesota
July 25, 2006